Exhibit 99.1

OptimizeRx Digital Health Network Now Delivering CDC Coronavirus Alerts to Thousands of Healthcare Providers Nationwide

ROCHESTER, Mich. – March 9, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has integrated alerts from the Centers for Disease Control and Prevention (CDC) for Coronavirus (COVID-19) into its digital heath information network deployed by leading electronic health record (EHR) providers nationwide.

As the spread of the virus continues to impact people’s health and lives, reliable and relevant health communications is playing a key role in supporting providers and patients in the U.S. healthcare system. This new utilization of the OptimizeRx platform connects information from the CDC specifically to support health care providers (HCPs) as they monitor the evolution and containment of COVID-19.

The new alerts are helping providers at hospitals and healthcare systems stay connected with the latest information within their workflow, enabling them to make most informed decisions. The CDC alerts are providing timely, critical information to help HCPs better monitor the spread of the virus and facilitate timely treatment at the point of care.

“As the number of new COVID-19 cases continues to grow daily, it is vital that providers have the most up-to-date information on the virus when treating patients,” noted William Febbo, OptimizeRx’s CEO. “Timely CDC messages within the OptimizeRx digital health platform at the point-of-care raises awareness at a critical time and location where health decisions are being made.”

OptimizeRx has the unique ability to reach and educate HCPs through its nationwide digital health network which is transmitted through the country’s largest EHR channels. OptimizeRx’s EHR channel partners participating in this effort have already enabled reach to thousands of HCPs nationwide. Together, they are delivering on the company’s mission to support more informed patient-provider conversations and better health outcomes.

“As a healthcare professional, I know how important it is to understand how this new virus works and have timely information available within the EHR during evaluation and treatment,” commented Jack Pinney, M.D., a board-certified family physician who serves as the medical director of WellSport Medicine at MidMichigan Health. “These new CDC COVID-19 alerts within the care workflow highlight the critical importance of digital connectivity for the benefit of patients and our communities.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245 7070

investors@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team